Exhibit 21.1

SUBSIDIARIES OF BUNGE LIMITED(1)

U.S.A.

AGRI-Bunge, LLC*

Bunge North America (East), L.L.C.

Bunge North America Foundation

Sabina Bunge, LLC*

Bunge North America, Inc.

Bunge Milling, Inc.

The Crete Mills, Inc.

Lauhoff Finance Corporation

Bunge Oils, Inc.

Bunge North America (OPD West), Inc.

Bunge Mexico Holdings, Inc.

Bunge North America Capital, Inc.

Bunge Mextrade, L.L.C.

Delphos Terminal Company, Inc.

CSY Holdings, Inc.

CSY Agri-Finance, Inc.

Universal Financial Services, L.P.*

Batavia Leasing Company*

Bunge Chicago, Inc.

International Produce, Inc.

Bunge N.A. Holdings, Inc.

Bunge N.A. Finance L.P.

Bunge Global Markets, Inc.

Bunge Finance North America, Inc.

Bunge Management Services Inc.

Bunge Funding, Inc.

Bunge Asset Funding Corp.

Bunge Limited Finance Corp.

Solae Holdings LLC*

Bunge Canada Investments, Inc.

Nutraphyl LLC*

Biofuels Company of America, LLC*

Bunge Biphor, LLC

Bunge-Ergon Vicksburg, LLC*

Bunge Latin America, LLC

EGT Development, LLC*

Renewable Energy Group, Inc.*

Southwest Iowa Renewable Energy, LLC*

Greenfield Finance Corporation

CANADA

Bunge Alberta I ULC

Bunge of Canada Ltd.

Bunge Canada

Bunge Canada Holdings I ULC

Bunge Canada Holdings II ULC

CF Oils Investments Inc.

Leblanc & Lafrance Inc.

Neptune Bulk Terminals (Canada) Ltd.*

MEXICO

Controladora Bunge, S.A. de C.V.

Harinera La Espiga, S.A. de C.V.*

Inmobiliaria A. Gil, S.A.*

Inmobiliaria Gilsa, S.A. *

Servicios Bunge, S.A. de C.V.

Molinos Bunge, S.A. de C.V.

Bunge Comercial, S.A. de C.V.

BERMUDA

Ceval Holdings Ltd.

Brunello Ltd.

Greenleaf, Ltd.

Bunge Finance Limited

Serrana Holdings Limited

Bunge Global Markets, Ltd.

Fertimport International, Ltd.

Bunge Alpha, Ltd.

Greenfield Holdings Limited

Greenfield International Limited

Greenfield Holdings Credit Limited

BARBADOS

Bunge Export Sales (Barbados) Corporation

CAYMAN ISLANDS

Bunge Fertilizantes International Ltd.

Santista Export Limited

Ceval Export Securitization Ltd.

Ceval International Ltd.

Ceval International Participation Ltd.

Bunge Trade Ltd.

Bunge Trade Participation Ltd.

Bunge Trade Participation II Ltd.

BRITISH VIRGIN ISLANDS

Bunge Investment Management Limited

Bunge Emissions Fund Limited

Bunge Methane Investment Company Limited

ARGENTINA

Terminal Bahia Blanca S.A.

Bunge Argentina S.A.

Terminal 6 S.A.*

Terminal 6 Industrial S.A.*

Guide S.A.*

Fertimport S.A.

Bunge Inversiones S.A.

Bunge Minera S.A.

Ecofuel SA*

BRAZIL

Fosbrasil S.A.*

Serrana Logistica Ltda.

Amoniasul Servicos de Refrigeração Industrial Ltda.*

Bunge Alimentos S.A

Bunge Fertilizantes S.A.

Fertilizantes Ouro Verde Ltda.

Fertifos Administração e Participações S.A.

Fertilizantes Fosfatados S.A. –   Fosfertil

Ultrafertil S.A.

Macra Administração e Serviços Ltda.*

BPI – Bunge Participacoes e Investimentos S.A.

IFC Industria de Fertilizantes de Cubatão S.A.*

Bunge Armazens Gerais Ltda.

Ceval Centro Oeste S.A.

Terminal de Granéis do Guarujá S.A.

Terminal Maritimo do Guaruja S.A. (TERMAG)

IFC - Indústria de Fosfatados Catarinense Ltda.*

Cereol do Brasil Ltda.

Serra do Lopo Empreendimentos e Participacoes S.A.

Fertimport S.A.

Eco Invest Carbon PP Ltda.

Pico da Caledonia Empreendimentos e Particpações S.A.*

Produzir – Fomento Agricola Comercio e Exportacao S.A.

Bunge Food Service Comércio e Serviços Ltda.

PLM – Indústria e Comércio de Produtos Alimentícios Ltda.

URUGUAY

Agritrade S.A.

Bunge Uruguay S.A.

PARAGUAY

Bunge Paraguay S.A.

PERU

Bunge Peru S.A.C.

VENEZUELA

Almacen Terminal Santana, C.A.*

DOMINICAN REPUBLIC

Bunge Caribe, S.A.

A Guarda Investment Company S.A.*

AUSTRALIA

Bunge Global Markets Australia Pty. Ltd.

SOUTH EAST ASIA

Bunge Agribusiness Singapore Pte. Ltd.

PT. Bunge Agribusiness Indonesia

Bunge Agribusiness (M) Sdn. Bhd.

Bunge (Thailand) Ltd.

Bunge Agribusiness Philippines Inc.

Grains and Industrial Products Trading Pte. Ltd.

CHINA

Bunge International Trading (Shanghai) Co., Ltd.

Bunge Sanwei Oil & Fat Co., Ltd.

Bunge Nanjing Feedstuff Protein Co., Ltd.

Dongguan Bunge Sinograin Protein Feed Technology Co., Ltd.

MAURITIUS

Bunge Mauritius Ltd

Bunge Mauritius Holdings Limited

International Produce Ltd.

INDIA

Bunge India Private Limited

U.K.

Bunge Corporation Ltd.

Bunge UK Limited

Credit and Trading Company Limited

SPAIN

Bunge Iberica S.A.

Estacion de Descarga y Carga S.A. (Esdecasa)

Ergransa S.A.*

Bunge Investment Iberica S.L.

Moyresa Girasol S.L.

Biodiesel Bilbao S.L.*

Huelva Belts S.L.*

FRANCE

Bunge France S.A.S.

Bunge Holdings France S.A.S.

Bunge S.A.S.

Saipol S.A.S.*

Diester Industries International S.A.S.*

THE NETHERLANDS

Koninklijke Bunge B.V.

Bunge Cooperatief U.A.

Bunge Europe Finance B.V.

Bunge Brasil Holdings B.V.

Bunge Finance Europe B.V.

Bunge Alimentos Holding B.V.

SWITZERLAND

Bunge S.A.

Oleina S.A.

Ecoinvest Carbon S.A.

Bunge Emissions Holdings S.A.R.L.

GERMANY

Bunge Deutschland G.m.b.H.

Bunge Handelsgesellschaft m.b.H.

ITALY

Bunge Italia S.p.A.

Escercizio Raccordi Ferroviari S.p.A.*

TURKEY

Bunge Gida Ticaret A.S.

CYPRUS

Bunge Cyprus Limited

Eastern Agro Investment Limited*

Brea Commodities Limited*

HUNGARY

Bunge ZRT

PORTUGAL

Bunge Iberica Portugal, S.A.

Gardone-Consuladoria e Serviços, Sociedade Unipessoal, Lda.

Biocolza – Oleos e Farinhas de Colza S.A.*

LUXEMBOURG

Bunge Europe S.A.

AUSTRIA

Bunge Austria G.m.b.H.

LATVIA

Dan Store LSEZ SIA

UKRAINE

Suntrade S.E.

DOEP

CJSC Dolynsky Elevator

LLC Lan Elevator

Black Sea Industries Limited*

ROMANIA

SC Unirea S.A.

SC Muntenia S.A.

SC Interoil S.A.

Bunge Romania Srl

POLAND

Z.T. Kruszwica S.A.

Polska Trade Services S.p.z.o.o.

Z.P.T. W Warszawie S.A.

Bunge Mathematical Institute Sp z.o.o.

BELGIUM

Afrique Initiatives*

RUSSIA

LLC Bunge CIS

LLC Prichalny Complex

Rostov Grain Terminal LLC

LLC Elevatorniy Complex

LLC Elevator

OJS Kholmsky

OJS EFKO*

CJS EFKO Food Products*

LLC EFKO Food Ingredients*

BULGARIA

Kaliakra A.D.

(1)           The preceding list may omit certain subsidiaries that, as of December 31, 2007, would not be considered “significant subsidiaries” as defined in Rule 1-02(w) of Regulation S-X.

*              Accounted for on the equity or cost method in Bunge Limited’s consolidated financial statements.